Exhibit 10.6

Purchaser rights agreement

This PURCHASER RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2018, is entered into by and between NextDecade Corporation, a Delaware corporation (“NextDecade” or the “Company”), and HGC NEXT INV LLC, a Delaware limited liability company (the “Purchaser”).  Each of NextDecade and the Purchaser are referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company has commenced a convertible preferred equity and warrant offering (the “Series A Preferred Equity Offering”), pursuant to which the Purchaser has purchased shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), together with certain associated Warrants (as defined herein); and

WHEREAS, in connection with the purchase of the Series A Preferred Stock, the Purchaser was granted the additional rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value.

“Company” has the meaning assigned to it in the preamble hereto.

“Designated Director”  has the meaning set forth in Section 3(a) of this Agreement.

“EPC Contract” means a fixed price, date certain engineering, procurement and construction contract with respect to the Project.

“FID Equity” means capital or funds raised by the Company or any of its controlled affiliates on or after FID in order to finance the development, construction, commissioning and/or operation of the Project.

“FID Equity Notice” has the meaning set forth in Section 2(a) of this Agreement.

“FID Equity Securities” means any equity or equity-linked securities (including, without limitation, preferred equity, combinations of equity and/or any other instruments or forms of equity capital, as well as warrants, options, purchase rights, and other securities that are exercisable or exchangeable for or convertible into, equity securities of the Company or its controlled affiliates), issued by the Company or any of its controlled affiliates, whether offered and sold in a private placement or as part of a public offering, to the extent such securities or other instruments are issued in exchange for FID Equity.

“Final Investment Decision” or “FID” means the Board has affirmatively voted or consented to undertake construction of the Project and the Company has given a full notice to proceed under an EPC Contract.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“Independent Third Party” means any Person who is not an Affiliate of the Company.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, guideline, policy, ordinance, regulation, rule, code, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“MSIP” means Morgan Stanley Infrastructure, Inc., any Affiliate thereof, or any Person, investment account, investment fund or Affiliate or Subsidiary thereof, in each case, managed or controlled by Morgan Stanley Infrastructure, Inc.

“NextDecade” has the meaning assigned to it in the preamble hereto.

“Party” or “Parties” has the meaning assigned to it in the preamble hereto.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Project” means the LNG liquefaction and export facility to be located on the U.S. Gulf Coast known as the Rio Grande LNG Project.

“Purchaser” has the meaning assigned to it in the preamble hereto.

“Purchaser FID Equity Preference Amount” means an aggregate amount of FID Equity Securities equal to $350 million, which amount shall be applied (i) as to an FID on Trains 1 and 2, up to a maximum of $250 million and (ii) as to an FID on Train 3, up to a maximum of $100 million such that the Purchaser FID Equity Preference Amount does not exceed $350 million.

“Purchaser Rights Agreement” means this Agreement.

“Resignation Event” means (i) that the Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition when applicable, (A) ceases to be an employee of the Purchaser or any of its Affiliates; (B) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the Commission, NASDAQ or by applicable Law; (C) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to the Company or its stockholder; (D) has engaged in acts or omissions which involve intentional misconduct or an intentional violation of Law; (E) has engaged in any transaction involving the Company from which the Designated Director derived an improper personal benefit or (ii) a Termination Event.  Prior to making a determination that any Resignation Event described in clause (i)(B) through (E) above has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board to discuss and, if applicable, to dispute the proposed determination.  At such duly called and held Board meeting, the Board shall provide the Designated Director with a opportunity to be heard and to present information relevant to the Board’s determination.  The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Designated Director.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a Party to this Agreement.

“Series A Preferred Equity Offering” has the meaning assigned to it in the Recitals hereto.

“Series A Preferred Stock” has the meaning assigned to it in the Recitals hereto.

“Series A Stock Purchase Agreement” mean that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of August 3, 2018, by and between the Company and the Purchaser.

“Termination Event” means the occurrence at any time of the Purchaser’s and its Affiliates’ aggregate ownership interest in the Company falling below (50%) of the interest purchased under the Stock Purchase Agreement, excluding, for the avoidance of doubt, shares acquired in connection with such purchase representing an origination fee with respect thereto (as determined by reference to either (i) the total number of shares of Series A Preferred Stock acquired under the Stock Purchase Agreement or (ii) to the extent that such Series A Preferred Stock acquired under the Stock Purchase Agreement has been converted to Common Stock, fifty percent (50%) of the equivalent number of shares of Common Stock, in each case, adjusted to account for any changes to the conversion price).

“Trains 1 and 2” means the first two liquefaction units to be constructed as part of the Project.

“Train 3” means the third liquefaction unit to be constructed as part of the Project.

“Warrants” means detached warrants representing the right to acquire in the aggregate 50 basis points (0.50%) of the fully diluted shares of all outstanding Common Stock of the Company on the exercise date with a strike price of $0.01 per share as further described in the Form of Warrant Agreement attached as Exhibit D to the Series A Stock Purchase Agreement.

Section 2. FID EQUITY RIGHT OF FIRST REFUSAL.

As an inducement for the Purchaser to enter into the transactions contemplated by the Stock Purchase Agreement, the Company agrees, effective upon the Purchaser funding the Purchase Price of the Series A Preferred Stock in full, as follows:

(a) If the Company proposes to consummate the issuance and sale of FID Equity Securities, then Company shall give written notice (an “FID Equity Notice”) to the Purchaser of the proposed issuance and sale of all such FID Equity Securities.  The FID Equity Notice shall provide information consistent with notices to other third-party prospective investors, as determined by the Company with its financial advisor.

(b) The Purchaser shall have the right to participate in the process to raise FID Equity Securities by the Company and its advisors.  It shall be required to comply with the syndication process as established by the Company’s advisors, and it will have access to information consistent with third-party prospective investors.  Provided that it gives notice to the Company consistent with the syndication process, the Purchaser shall have the right, but not the obligation, to purchase up to the Purchaser FID Equity Preference Amount of FID Equity Securities, on the same terms and conditions as other investors who purchase a comparable amount of FID Equity Securities.

(c) To the extent that the Purchaser does not exercise its right, pursuant to Section 2(b), to purchase the full amount of the Purchaser FID Equity Preference Amount of FID Equity Securities, then Company shall be free to issue the FID Equity Securities with respect to which such exercise was not made; provided, however, that in the event that the terms of such FID Equity Securities allocated for sale to third parties are more favorable than the terms originally offered to Purchaser, the Company shall be obligated to offer those same, improved, terms to Purchaser and Purchaser shall be allowed another opportunity to accept or reject such improved terms as provided herein.  If the Purchaser elects to purchase FID Equity Securities pursuant to Section 2(b), then the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, for the consideration and on the terms as established by the syndication process, the FID Equity Securities that the Purchaser has duly elected to purchase pursuant to this Section 2(c) and the Company may issue the balance, if any, of the FID Equity Securities it proposed to issue in such FID Equity Notice in accordance with the immediately preceding sentence.

(d) If the sale of the FID Equity Securities is not completed within six (6) months of the date on which the FID Equity Notice is given, then the Company shall not thereafter sell FID Equity Securities without complying anew with the procedures described in this Section 2.

(e) In the event that any rights of the Purchaser in respect of the Purchaser FID Equity Preference Amount are assigned by the Purchaser to MSIP pursuant to Section 4.9,  (i) the Purchaser shall provide the Company notice of the contemplated transfer at least thirty (30) days in advance, and (ii) MSIP will not be permitted to further assign such rights to a third party without the consent of the Company.  For the avoidance of doubt, MSIP shall not have any rights to a Board seat as a result of any such transfer.

(f) Upon the advice of its financial adviser, the Company may modify the process and timing related to Section 2.
Section 3. SERIES A (HGC) DESIGNATED DIRECTOR.

(a) Concurrently with the issuance of the Series A Preferred Stock to the Purchaser or its Affiliate, the Board shall (i) increase the number of natural persons that constitute the whole Board by at least one (1) person and (ii) fill one such vacancy created by virtue of such increase in the size of the Board with an individual designated by the Purchaser (the “Designated Director”); provided,  however, that the Designated Director shall, in the reasonable judgment of the Company, (A) have the requisite skill and experience to serve as a director of a publicly traded company, (B) not be prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the Commission, any Self-Regulatory Organization, or by applicable Law, and (C) otherwise be reasonably acceptable to the Company.  The Company shall use reasonable efforts to ensure that the Designated Director is assigned as a “Class A” director in accordance with the Second Amended and Restated Certificate of Incorporation of the Company.  The Purchaser and the Designated Director agree to provide the Company with accurate and complete information relating to the Purchaser and the Designated Director that may be required to be disclosed by Company under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  In addition, at the Company’s request, the Purchaser shall cause the Designated Director to complete and execute the Company’s Standard Director and Officer Questionnaire prior to being admitted to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be requested by the Company.

(b) Until a Termination Event, and subject to the conditions of Section 3(a), the Company shall nominate the Designated Director for re-election to the Board at each annual meeting of stockholders at which the Designated Director is up for re-election.  The Designated Director will hold office until his or her term expires in accordance with the bylaws of the Company and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

(c) Prior to a Termination Event:

(i) in connection with each annual meeting of stockholders, and subject to the conditions of Section 3(a), the Board shall unanimously recommend that the stockholders of the Company vote “FOR” the election of the Designated Director and shall use all commercially reasonable efforts to cause the election of the Designated Director to the Board, including soliciting proxies in favor of his or her election;

(ii) any Designated Director may be removed by the Purchaser at any time, and any vacancy created by such removal shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 3(a), shall become the Designated Director; and

(iii) upon written notice from the Company to the Purchaser that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, the Purchaser will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice, and any vacancy created by such resignation shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 3(a), shall become the Designated Director.

(d) Any action by the Purchaser to designate or replace the Designated Director shall be evidenced in writing furnished to the Company and shall be signed by or on behalf of the Purchaser.

(e) Prior to designating a Designated Director, the Purchaser shall enter into a written agreement with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event.  The Purchaser acknowledges and agrees that such an agreement is in the best interest of the Company and the Purchaser, and that the Company shall be a third party beneficiary of the terms and conditions of such an agreement, and the Company shall have the right to enforce such an agreement to the same extent as the parties thereto.

(f) The Company shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Purchaser to Board representation; provided,  however, that the Company shall not be prohibited from taking such action that the Board determines may be necessary to (A) comply with any rule or regulation of the Commission or any Self-Regulatory Organization or (B) comply with applicable Law.

(g) Except as the Purchaser may otherwise agree in writing, the Purchaser and its Affiliates shall have the right to (i) engage, directly or indirectly, in the same or similar business activities or lines of business as the Company and (ii) do business with any client, competitor or customer of the Company, with the result that the Company shall have no right in or to such activities or any proceeds or benefits therefrom, and except as otherwise provided in this Agreement, neither the Purchaser nor any of its Affiliates shall be liable to the Company or its stockholders for breach of any fiduciary duty by reason of any such activities of the Purchaser or its Affiliates participation therein. If the Purchaser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Purchaser or its Affiliates, then the Purchaser and its Affiliates shall have no duty to communicate or present such corporate opportunity to the Company and the Company hereby renounces any interest or expectancy it may have in such corporate opportunity, with the result that neither the Purchaser nor any of its Affiliates shall be liable to the Company or its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Purchaser pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company; provided,  however, that if the Purchaser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, on the one hand, and the Purchaser or its Affiliates, on the other, as a result of information shared by the Company to with members of the Board, including the Designated Director, then such corporate opportunity belongs to the Company, and the Purchaser shall be liable to the Company and its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Purchaser or its Affiliates usurps such corporate opportunity for itself, or directs such corporate opportunity to another Person.  The Company shall indemnify the Purchaser and its Affiliates against any losses resulting from any breach of fiduciary duty or other claim brought by or through the Company or any stockholder of the Company with respect to the matters contemplated by this Section 3(g).

Section 4. MISCELLANEOUS.

4.1 Representations and Warranties.  The Company hereby represents to the Purchaser that (i) it has full organizational power and authority to execute and deliver this Agreement and to comply with its obligations hereunder; (ii) the execution and delivery of this Agreement by it have been duly and validly authorized by all necessary organizational action on its part; and (iii) this Agreement has been duly and validly executed and delivered by it and the provisions of this Agreement constitute valid and binding obligations of it, enforceable against it in accordance with the terms hereof, except that such enforceability (x) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (y) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

4.2 Payments.  All payments made by or on behalf of the Company or any of their Affiliates to the Purchaser or its assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind.

4.3 Arm’s Length Transaction.  The Company acknowledges and agrees that (i) the Series A Preferred Equity Offering and any other transactions described in this Agreement are an arm’s-length commercial transaction between the Parties and (ii) the Purchaser has not assumed nor will it assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchaser has no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the Offering Documents to which it is a party.

4.4 No Waiver of Rights.  All waivers hereunder must be made in writing, and the failure of any Party at any time to require another Party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation.  Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

4.5 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for any Party as shall be specified by such Party in a notice given in accordance with this Section 4.5).

(a)If to the Company, to:

NextDecade Corporation

3 Waterway Square Place, Suite 400

The Woodlands, Texas 77380

Attention:Krysta De Lima, General Counsel

krysta@next-decade.com

With a copy (which shall not constitute notice to the Company) to:

King & Spalding LLP

1100 Louisiana Street

Houston, Texas 77002

Fax: (713) 751-3290

Attention:Jeffery K. Malonson

jmalonson@kslaw.com

(b)If to the Purchaser, to:

HGC NEXT INV LLC

300 Frank W. Burr Blvd. Suite 52

Teaneck, NJ 07666

Attention:  Jongtae Park

jtpark@hanwha-usa.com

with a copy (which shall not constitute notice to the Purchaser) to:

Skadden, Arps, Slate, Meagher & Flom, LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002-5026

Attention:  Eric Otness

eric.otness@skadden.com

Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

4.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.7 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.8 Entire Agreement.  This Agreement and the agreements and documents referenced herein constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

4.9 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Except as set forth below, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party.  Notwithstanding the foregoing, the rights, obligations and interests in this Agreement may be assigned or transferred, in whole or in part, by the Purchaser to (i) an Affiliate of the Purchaser without the consent of the Company, (ii) MSIP without the consent of the Company (subject to Section 2(e), and other than any of the rights, interests, or obligations under Section 3, which may only be assigned by Purchaser to MSIP pursuant to clause (iii) of this sentence) or (iii) one or more other third parties with the consent of the Company, which consent shall not be unreasonably withheld or delayed; provided,  however, that any such transferee, as a condition precedent to such transfer, becomes a Party to this Agreement and assumes the obligations of the Purchaser, in each case, with respect to the transferred rights under this Agreement.

4.10 No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and, except as expressly set forth in Section 4.9 of this Agreement, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

4.11 Amendment. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of the Company and the Purchaser.
4.12 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

4.13 Consent to Jurisdiction.  Each of the Parties (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined by the federal or state courts located in New York County in the State of New York; (b) irrevocably submits to the jurisdiction of such courts in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such Party may now or hereafter have to the venue or jurisdiction of such courts or that such action or proceeding was brought in an inconvenient forum; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 4.5 to such Party at its address as provided in Section 4.5 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

4.14 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.14.

4.15 Counterparts.  This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

4.16 Specific Performance.  Each Party acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of monetary damages as a remedy.

4.17 Amendment of Company Documents.  Neither the Company nor the Board shall (a) permit the bylaws or certificate of incorporation of the Company to be amended in any manner that would eliminate or have any negative impact on any of the provisions hereof or the rights conveyed to Purchaser hereunder or (b) enter into any agreement, instrument or other arrangement that conflicts with the rights and provisions of this Agreement.

4.18 Waiver of Consequential Damages.  In no event shall any Party or its Affiliates, or their respective managers, members, shareholders or representatives, be liable hereunder at any time for punitive, incidental, consequential special or indirect damages, including loss of future profits, revenue or income, or loss of business reputation of any other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases each other Party, its Affiliates, and their respective managers, members, shareholders, partners, consultants, representatives, successors and assigns therefrom.

4.19 Rules of Construction.  The Parties and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the Parties, but rather in accordance with the fair meaning thereof. All definitions set forth in this Agreement are deemed applicable whether the words defined are used in this Agreement in the singular or in the plural, and correlative forms of defined terms have corresponding meanings.  The term “including” is not limiting and means “including without limitation.”  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified.  Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[No further text appears; signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

NEXTDECADE CORPORATION

By:

Name:

Title:

[Purchaser Rights Agreement]

HGC NEXT INV LLC

By:

Name:

Title:

[Purchaser Rights Agreement]